CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our two reports each dated December 22, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Report to Shareholders of Nationwide HighMark Value Fund and Nationwide Fund (two of the portfolios constituting the Nationwide Mutual Funds) which are also incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 2, 2015